UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 19, 2005

BPZ Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-29098	33-0502730
(Commission File Number)	(I.R.S. Employer Identification No.)

11999 Katy Freeway, Suite 560 Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

The information contained in Item 3.02 relating to the definitive agreements that were entered into in connection with a private placement by BPZ Energy, Inc. (the “Company”) is incorporated herein by reference.

Item 3.02                                             Unregistered Sale of Equity Securities.

On July 19, 2005, the Company completed a private placement of 11,466,000 shares of common stock, no par value, pursuant to a Stock Purchase Agreement dated as of July 19, 2005.  The common stock was priced at $3.00 per share resulting in gross proceeds to the Company of approximately $34.4 million.  Net proceeds from the private placement are estimated to be $31.8 million.  In connection with the offer and sale of the common stock in the private placement, the Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 promulgated thereunder.  The sale of common stock was made to accredited investors as defined in Regulation D, Rule 501(a).

In the Stock Purchase Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission (“SEC”), no later than 30 days after the closing date of the private placement, a registration statement covering the resale of the shares of common stock issued in the placement.  The Company also agreed to use its best efforts to cause the registration statement to be declared effective no later than 5 business days after the Company receives a notice that the SEC will not review the registration statement or 90 days after the closing date if the SEC reviews the registration statement.  If the Company fails to file the registration statement before the deadline for such filing, or the registration statement is not declared effective within 120 days after the closing date, the Company will be obligated to pay certain fees to the investors.

For its services as placement agent in connection with the transaction, Morgan Keegan & Company, Inc. received 7% of the gross proceeds delivered to the Company at the closing and warrants to purchase 100,000 shares of the Company’s common stock at an exercise price of $3.00 per share.  Such warrants expire on July 19, 2010.

Following the closing of this private placement, the Company has approximately 37,429,000 shares of common stock issued and outstanding.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

Exhibit 10.1	Stock Purchase Agreement dated as of July 19, 2005

Exhibit 99.1	BPZ Energy, Inc. Press Release, dated July 20, 2005, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ ENERGY, INC.
(Registrant)

Dated: July 22, 2005	By:	/s/ Randall D. Keys
	Name:	Randall D. Keys
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Stock Purchase Agreement dated as of July 19, 2005

Exhibit 99.1	BPZ Energy, Inc. Press Release, dated July 20, 2005, and furnished with this report.